Exhibit 99.2

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures for Digirad Corporation (the “Company”) was disclosed in the Company's press release (the “Press Release”) dated March 6, 2015 announcing results for the three and twelve months ended December 31, 2014 that accompanied a conference call held by the Company on March 6, 2015. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers. Definitions of the non-GAAP financial measures are included in the Press Release.
In the Press Release, the Company presented the non-GAAP financial measures “adjusted operating expenses”, “adjusted net income”, “adjusted net income per diluted share” and “adjusted EBITDA”. Company management uses these non-GAAP financial measures to evaluate the Company's performance. As the Company's core business is providing healthcare services and products to the healthcare industry, Company management finds it useful to use financial measures that do not include charges associated with restructuring activities, acquired intangible asset amortization or monetization of uncommercialized technology previously under development. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. In the case of “adjusted EBITDA”, Company management believes the exclusion of interest, taxes, depreciation, amortization, and stock-based compensation is a very common measure utilized in the investment community and it helps Company management benchmark its operations and results with the industry.
The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company's current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with “operating expenses”, “net income (loss)” and “net income (loss) per diluted share” (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.